UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2008

Neuro-Hitech, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33426	20-4121393
(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 1503, New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 594-1215
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 4.01 Change in Registrant’s Certifying Accountant.

Dismissal of previous independent registered public accounting firm:

Following the recently completed acquisition of the capital stock of MCR American Pharmaceuticals, Inc. and AMBI Pharmaceuticals, Inc. (the “Acquisition”), the Audit Committee (the “Audit Committee”) of the Board of Directors of Neuro-Hitech, Inc. (the “Company”), determined that it was in the best interests of the Company to change its independent registered public accounting firm and, in connection therewith, dismissed Moore Stephens, P.C. (“Moore Stephens”) as the Company’s independent registered public accounting firm. The dismissal was approved by the Audit Committee and was effective on July 7, 2008.

The reports of Moore Stephens on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2006 and December 31, 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2006 and December 31, 2007 and the subsequent periods through July 7, 2008, there were no disagreements with Moore Stephens on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Moore Stephens would have caused them to make reference thereto in Moore Stephens’ reports on the financial statements of the Company for such fiscal years.

During the fiscal years ended December 31, 2006 and December 31, 2007 and the subsequent period through July 7, 2008, there were no “reportable events” (as defined in Regulation S−K Item 304(a)(1)(v)).

Engagement of new independent registered public accounting firm:

The Audit Committee approved the engagement of Sherb & Co., LLP (“Sherb”) to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2008. The decision to change the Company’s principal independent accountants was the result of the Audit Committee’s determination that it was in the best interests of the Company to change its independent registered public accounting firm following the Acquisition.

During the fiscal years ended December 31, 2006 and December 31, 2007 and the subsequent period through July 7, 2008, the Company did not consult with Sherb regarding either:

(a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Sherb provide written or oral advice to the Company that Sherb concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(b) any matter that was either the subject of a “disagreement” (as defined in Regulation S−K Item 304(a)(1)(iv) and the related instructions), or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S−K).

Letter of Moore Stephens, P.C.

The Company provided Moore Stephens with a copy of this Current Report on Form 8−K, and requested that Moore Stephens furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether Moore Stephens agrees with the disclosure contained in this Current Report on Form 8−K or, if not, stating the respects in which it does not agree. The Company has received the requested letter from Moore Stephens and a copy of Moore Stephens’ letter is filed as Exhibit 16.1 to this Current Report on Form 8−K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter of Moore Stephens, P.C., dated July 11, 2008, regarding change in independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURO-HITECH, INC.

Date: July 11, 2008	By:	/s/ David Barrett
David Barrett
Chief Financial Officer